Exhibit 10.3

AMENDMENT NO. 3

TO

THE PROGRESSIVE CORPORATION

2003 DIRECTORS EQUITY INCENTIVE PLAN

The Progressive Corporation 2003 Directors Equity Incentive Plan, as previously amended (the “Plan”), is hereby amended as follows:

1. The second sentence of the first paragraph of Section 2 of the Plan is hereby deleted, and the following is substituted in its place:

“The Committee shall consist of not less than two directors of the Company, all of whom shall be Non-Employee Directors.”

2. Except as expressly modified hereby, the terms of the Plan shall be unchanged.

This Amendment will be effective as of April 20, 2012.

/s/ Charles E. Jarrett
Charles E. Jarrett
Secretary